Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2022 FINANCIAL RESULTS
~ Revenues of $443.1 million ~
GAAP and Non-GAAP Earnings Per Share $1.53 and $1.54

New York, NY - August 26, 2022 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced financial results for the fourth quarter and full year fiscal 2022, ended June 30, 2022.
Fourth Quarter Fiscal 2022 Summary
•Revenues of $443.1 million
•GAAP diluted EPS of $1.53
•Non-GAAP diluted EPS of $1.54
•Repurchased 363,614 shares of common stock at an average price per share of $289.11
Full Fiscal 2022 Financial Summary
•Revenues of $1.7 billion
•GAAP diluted EPS of $6.13
•Non-GAAP diluted EPS of $6.16
•Repurchased 2,193,853 shares of common stock at an average price per share of $281.75
Additional Financial Highlights
•The Company’s Board of Directors (the “Board”) declared a $0.60 per share cash dividend payable on September 13, 2022 to shareholders of record at the close of business on September 6, 2022.
•The Company intends to pay regular quarterly cash dividends of at least $0.60 per share during each quarter of fiscal year 2023, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.

Financial Highlights ($, in millions, except per share data) (unaudited)

Income statement highlights	F4Q22	F3Q22	F4Q21
Revenues	443.1	358.1	477.9
Enterprise Technology	344.5	295.0	314.4
Service Provider Technology	98.6	63.0	163.5
Gross profit	169.6	116.0	230.7
Gross Profit (%)	38.3%	32.4%	48.3%
Total Operating Expenses	57.1	53.4	47.9
Income from Operations	112.5	62.6	182.8
GAAP Net Income	92.5	50.4	154.3
GAAP EPS (diluted)	1.53	0.82	2.46
Non-GAAP Net Income	93.3	51.0	154.9
Non-GAAP EPS (diluted)	1.54	0.83	2.47

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2022	2021	2022 (1)	2021 (1)
Enterprise Technology	$344,512	$314,424	$1,316,685	$1,274,931
Service Provider Technology	98,633	163,464	375,007	623,163
Total revenues	$443,145	$477,888	$1,691,692	$1,898,094

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2022	2021	2022 (1)	2021 (1)
North America	$211,098	$212,197	$790,809	$836,032
Europe, the Middle East and Africa	176,471	197,781	675,306	785,288
Asia Pacific	32,809	39,072	134,961	154,536
South America	22,767	28,838	90,616	122,238
Total revenues	$443,145	$477,888	$1,691,692	$1,898,094
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2022 and 2021, respectively.
Income Statement Items
Revenues
Revenues for the fourth quarter fiscal 2022 were $443.1 million, representing a decrease from the comparable prior year period of 7.3% and an increase from the prior quarter of 23.8%. On a full year basis, revenues for fiscal 2022 were $1.7 billion, representing a 10.9% decrease as compared to full year fiscal 2021.
The increase in revenue when compared to the prior quarter was driven by increases in both the Enterprise Technology and the Service Provider Technology platforms. The decline in revenues when compared to the comparable prior year period was primarily driven by a decline in the Service Provider Technology platform. While sequential revenues increased, our revenues continue to be negatively impacted by our inability to fulfill demand due to the global component supply shortage and the continued outbreaks of COVID around the world.
Gross Margins
During the fourth quarter fiscal 2022 gross profit was $169.6 million. GAAP gross margin of 38.3% decreased 10.0% versus the comparable prior-year period of 48.3% and increased 5.9% versus the prior quarter of 32.4%. On a full year basis, fiscal 2022 GAAP gross profit was $669.8 million. Fiscal 2022 GAAP gross margin of 39.6% decreased 8.5% versus fiscal 2021 GAAP gross margin of 48.1%.
The increase in GAAP gross margin for the fourth quarter fiscal 2022 as compared to the prior quarter was primarily due to change of mix in product sales, lower shipping cost, offset in part, by higher component cost. The decline in GAAP gross margin for the fourth quarter fiscal 2022 as compared to the comparable prior year period was primarily driven by higher shipping costs, increased components costs and increased tariffs. The decline in GAAP gross margin for full fiscal 2022 versus full fiscal 2021 was primarily driven by higher shipping costs, increased component costs and an increase in general operating expenses. General transportation costs have increased materially, and we continue to incur additional costs on top of these general costs to expedite shipments.

Research and Development
During the fourth quarter fiscal 2022, research and development (“R&D”) expenses were $37.4 million. This reflects an increase as compared to the R&D expenses of $31.0 million in the comparable prior year period and R&D expenses of $35.3 million in the prior quarter. On a full year basis, fiscal 2022 R&D expenses were $137.7 million, reflecting an increase versus fiscal 2021 R&D expenses of $116.2 million.
The increase in R&D expenses for the fourth quarter fiscal 2022 as compared to the prior quarter was primarily due to higher prototype testing expenses offset, in part, by lower payroll related expenses. The increase in R&D expense for the fourth quarter fiscal 2022 as compared to the comparable prior year period was primarily due to higher employee related expenses, prototype testing expenses and depreciation and amortization expense.
The increase in R&D expense for fiscal 2022 versus fiscal 2021 was primarily driven by higher employee related expenses, prototype testing expenses, software expenses, depreciation and amortization expenses and rent.
Sales, General and Administrative
The Company’s sales, general and administrative (“SG&A”) expenses for the fourth quarter fiscal 2022 were $19.6 million. This reflects an increase of $2.6 million as compared to the SG&A expenses of $17.0 million in the comparable prior year period and an increase of $1.4 million as compared to the SG&A expenses of $18.2 million in the prior quarter. On a full year basis, fiscal 2022 SG&A expense was $69.9 million, reflecting an increase of $16.4 million as compared to the SG&A expense of $53.5 million for fiscal 2021.
The increase in SG&A costs as compared to the prior quarter was primarily due to increased fees associated with webstore credit card processing and professional fees, offset, in part, by donations to humanitarian relief organizations addressing the military conflict between Russia and Ukraine made in the fiscal 2022 third quarter. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher fees associated with webstore credit card processing, and professional fees.
The increase in fiscal 2022 SG&A expenses as compared to fiscal 2021 was primarily driven by increased fees associated with webstore credit card processing, travel expense and donations to humanitarian relief organizations addressing the military conflict between Russia and Ukraine, offset in part by lower professional fees.
Net Income and Earnings Per Share
During the fourth quarter fiscal 2022, GAAP net income was $92.5 million and non-GAAP net income was $93.3 million. This reflects a decrease in GAAP net income and non-GAAP net income from the comparable prior year period by 40.1% and 39.8%, respectively, primarily driven by a decrease in revenues and lower gross margin.
During the fourth quarter fiscal 2022 GAAP earnings per diluted share was $1.53 and non-GAAP earnings per diluted share was $1.54. This reflects a 37.8% decrease in GAAP earnings per share and a 37.7% decrease in non-GAAP diluted earnings per share from the comparable prior-year period.
Global Component Supply
During the three months ended June 30, 2022, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic and the global shortage of available components. The current environment has resulted in our inability to fulfill customer orders and has increased our cost base as we have incurred, and we continue to incur, additional costs to expedite deliveries of components and services. Our future results are dependent on our ability to procure components and services and we expect the Company's results to be negatively impacted until the ongoing supply chain and logistics issues caused by the global component supply shortage and the COVID-19 pandemic are resolved.

About Ubiquiti Inc.
Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, global component supply, logistics related costs and delays and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2022, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2022	2021	2022 (1)	2021 (1)
Revenues	$443,145	$477,888	$1,691,692	$1,898,094
Cost of revenues	273,511	247,140	1,021,880	985,818
Gross profit	$169,634	$230,748	$669,812	$912,276
Operating expenses:
Research and development	37,445	30,963	137,689	116,171
Sales, general and administrative	19,619	16,957	69,859	53,513
Total operating expenses	57,064	47,920	207,548	169,684
Income from operations	112,570	182,828	462,264	742,592
Interest expense and other, net	(8,032)	(2,518)	(17,815)	(14,938)
Income before income taxes	104,538	180,310	444,449	727,654
Provision for income taxes	12,034	25,978	65,792	111,070
Net income	$92,504	$154,332	$378,657	$616,584
Net income per share of common stock:
Basic	$1.53	$2.46	$6.14	$9.79
Diluted	$1.53	$2.46	$6.13	$9.78
Weighted average shares used in computing net income per share of common stock:
Basic	60,486	62,711	61,689	62,991
Diluted	60,507	62,761	61,723	63,052
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2022 and 2021, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Years Ended June 30,
	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021
Net Income	$92,504	$50,354	$154,332	$378,657	$616,584
Stock-based compensation:
Cost of revenues	11	18	22	74	102
Research and development	755	629	554	2,541	2,114
Sales, general and administrative	247	227	188	901	813
Business e-mail compromise ("BEC") fraud recovery	—	—	—	—	(1,876)
Litigation settlement	—	—	—	—	(1,625)
Partial recovery of investment previously impaired	—	—	—	(901)	—
Tax effect of Non-GAAP adjustments	(239)	(206)	(181)	(830)	(332)
Non-GAAP net income	$93,278	$51,022	$154,915	$380,442	$615,780
Non-GAAP diluted EPS	$1.54	$0.83	$2.47	$6.16	$9.77

Shares outstanding (Diluted)	60,507	61,435	62,761	61,723	63,052
Weighted-average shares used in Non-GAAP diluted EPS	60,507	61,435	62,761	61,723	63,052

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, gain on partial recovery of investment previously impaired, BEC fraud recovery, Litigation settlement, and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Stock-based compensation expense
• Partial recovery of investment previously impaired
• Business e-mail compromise ("BEC") fraud recovery
• Litigation settlement
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

1